Exhibit 32.2
Certification of Periodic Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Eagle Materials Inc. and subsidiaries (the “Company”) on Form 10-K/A for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark V. Dendle, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 27, 2008

By:	/s/ MARK V. DENDLE
Mark V. Dendle
Executive Vice President —Finance and Administration, Chief Financial Officer